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                                                                    EXHIBIT 99.3


Contact:

Kathy Schauer
SalesLogix
+1-480-627-3501
kschauer@saleslogix.com

Kary-Lynn Smith
UpStart Communications
+1-203-629-1513
klsmith@upstart.com

                {SEE NEW INTERACT.COM BREAKTHROUGH AT SALESLOGIX
                     WEBCAST - THURSDAY, 12/9 AT 1:00 EST}


                                                   FOR RELEASE: DECEMBER 6, 1999

                 SALESLOGIX ANNOUNCES NEW MULTI-BRAND E-BUSINESS
                     STRATEGY TO TRANSFORM CRM MARKETPLACE

Company announces new B2B "Interactive Application Service" for 42 million Salespeople; Acquisition of ACT! to add multi-million user base to SalesLogix creating largest community of users in CRM industry

         SCOTTSDALE, AZ, DECEMBER 6, 1999 - SalesLogix Corporation (NASDAQ:
SLGX), a leading provider of customer relationship management (CRM) and e-commerce software, today announced five new e-business initiatives geared to significantly expand its share of the $11.5 billion CRM marketplace. These initiatives are:

                  The launch of Interact.com, a breakthrough "Interactive Application Service" that enables dynamic content, commerce and community services for users of any CRM application and a new e-business Web application that brings SalesLogix-like contact management features to connected users.

                  Partnerships with 16 e-commerce service providers to develop a robust Internet application architecture capable of supporting millions of salespeople and delivering relevant, in-context e-services to Interact subscribers.

                  An agreement to acquire ACT!, the world's best selling contact manager with more than 3 million users and a new Internet Activator for ACT! 2000 users that integrates Interact.com e-services directly inside the ACT! application.

                  The expansion of SalesLogix, the world's fastest growing CRM application with more than 1800 corporate customers to include a new Internet Activator that integrates SalesLogix with Interact.com e-services.

                  Plans to develop new Internet Activators for major segments of the sales community including mobile PDA users (estimated at 6 million), small office/home office (SOHO) users, and Enterprise CRM application users.

         These initiatives will target the large and growing sales community identified by analysts as consisting of more than 42 million sales professionals in organizations of any size. With offerings now spanning all major segments of the sales community - from individuals and small businesses to medium to large companies that must manage the diverse activities of different types of sales channels and partners - SalesLogix is seeking to gain a major share of the surging
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B2B marketplace. This market is projected by Aberdeen Group, a Boston, MA, market research firm, to grow to $5.5 billion in 2003. By combining a powerful new Interact.com infrastructure with two leading CRM brands - ACT! for individuals and SalesLogix for organizations - SalesLogix believes it has gained a first market mover advantage in the race to deliver both the operating scale and application service levels that appeals to the mass marketplace.

         "There is a tremendous opportunity here not only to provide a new class of services to thousands of SalesLogix customers and an estimated three million ACT! users, but also to create an online community of tens of millions of sales professionals," said SalesLogix president and CEO Pat Sullivan. "The Internet has the potential to transform the selling process, but in its current state it can be more of a productivity drain than a productivity boon. Salespeople are the busiest people in the world, after parents of young children! Many salespeople operate independently with little or no administrative staff support. They are often responsible for a wide range of tasks, from generating their own leads, booking their own travel, maintaining customer and prospect contact records, managing opportunities, to producing reports and forecasting sales. With Interact.com, we're going to make their lives much easier by bringing the Internet to them in applications that they live in everyday as well as giving them a whole new way of selling in the Internet age that is truly a breakthrough."

         "The Internet has torn down the traditional walls of the front office," said Liz Shahnam, Senior Program Manager, META Group, a Stamford, CT, market research firm. "Regardless of whether companies are selling via the Web or using the Web to orchestrate and manage multiple distribution channels, there are many more ways to touch the customer than ever before. That means a fundamental shift needs to occur in how companies implement selling solutions via the Web. By creating a dynamically hosted environment and providing relevant, in-context commerce and content via the Internet, companies such as SalesLogix will enable salespeople to do what they do best -- network, share ideas, and grow their businesses."

A NEW WAY OF SELLING -- "INTERACTIVE APPLICATION SERVICES"

         Through Interact.com, the sales community will reap the benefits of a major product innovation - an Interactive Application Service that delivers immediate, in-context Internet services and content to users as they are working in their sales applications. Unlike other vendors' B2B offerings that require users to visit a Web portal to access services, the Internet Activators in Interact.com transform ACT!, SalesLogix, and other traditional CRM applications into "cockpits" from which users can access Web services on demand and in context with the relevant CRM application functions. [For more detail on Interact.com, please see today's SalesLogix press release, "SalesLogix Announces Interact.com; First B2B Sales Community Solution for 42+ Million Salespeople.]

INTERACT.COM TO BE UNVEILED AT WEBCAST

         SalesLogix will be hosting a Webcast that features and demonstrates the breakthrough new benefits of Interact.com along with new "Internet Activator" e-services for SalesLogix and ACT! users. The Webcast will be held on Thursday, December 9 at 1:00 EST and hosted by Pat Sullivan, CEO of SalesLogix and Hugh Bishop, Senior Vice President, Enterprise Business Applications for the Aberdeen Group. To register for the event visit us on the World Wide Web at http://www.placeware.com/interact.com.

INTERACT.COM AVAILABLE FOR EARLY SIGN-UP TODAY

         Interact.com is available for membership sign-up starting today with full services scheduled for release in February, 2000. Services will be offered on a subscription basis for $19.95 per month. The first release of Interact.com will initially include free services and "Internet Activators" for both SalesLogix and ACT! users.

ABOUT SALESLOGIX

         SalesLogix is a leading provider of CRM and e-commerce software for mid-market companies. The Company's products create interactive selling networks that dynamically connect mobile sales, internal telesales, marketing and support organizations as well as third party resellers, supply chain participants and other partners. SalesLogix solutions support all selling channels and operate across a variety of platforms, including the Internet, Windows-based desktops and laptops, and PDAs. To date, over 1,800 customers have licensed SalesLogix software. Headquartered in Scottsdale, Arizona, SalesLogix can be found on the World Wide Web at http://www.saleslogix.com.

                                      # # #
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This press release contains forward looking statements that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward looking statements. Important factors that may cause or contribute to such differences include, but are not limited to: risks relating to the consummation of the acquisition of ACT!, including the risk that required regulatory clearances might not be obtained in a timely manner or at all; risks associated with acquisitions generally, including integration of operations, diversion of management's time and attention, unanticipated expenditures and the ability to integrate and manage the acquired business and implement the company's new marketing strategies; market demand and acceptance; the impact of competitive products and services; risks associated with the timing and successful completion of technology and product development and commercialization; the effect of economic and business conditions; the ability to attract and retain technical and management personnel; changing relationships with customers, suppliers and strategic partners, including the company's indirect distribution channel; and other risks detailed in the company's current report on Form 8-K filed with the Securities and Exchange Commission in connection with this announcement, quarterly report on Form 10-Q for the quarter ended September 30, 1999, and final prospectus filed in connection with the company's initial public offering on Form S-1, effective May 27, 1999. SalesLogix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SalesLogix is a registered trademark of SalesLogix Corporation. All other trademarks or registered marks are owned by their respective holders.